UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

MAINSTAY CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

(Exact name of Registrant as specified in its charter)

Delaware	811-23654	87-0985655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Madison Avenue, New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 576-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MEGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On December 7, 2023, the Fund’s Agreement and Declaration of Trust and Amended and Restated By-Laws of the Trust (“By-Laws”) were amended to remove Section 5.2(j) from the Agreement and Declaration of Trust and Article IX Control Share Acquisitions from the By-Laws. The Agreement and Declaration of Trust and By-Laws were updated to remove their accompanying control share provisions.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement and Declaration of Trust and By-Laws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein. The Fund remains subject to a control share statute under Delaware law that went into effect on August 1, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Agreement and Declaration of Trust of MainStay CBRE Global Infrastructure Megatrends Term Fund

3.2	Amended and Restated By-Laws of MainStay CBRE Global Infrastructure Megatrends Term Fund

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MainStay CBRE Global Infrastructure Megatrends Term Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MainStay CBRE Global Infrastructure Megatrends Term Fund

Date: January 29, 2024	By:	/s/ Kirk C. Lehneis
Kirk C. Lehneis
President and Principal Executive Officer